Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this registration statement on Form S-8 pertaining to the 2018 Equity Incentive Plan of Achieve Life Sciences, Inc. (the “Company”) of our report dated March 11, 2021 relating to the consolidated financial statements of the Company which appears in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants
Vancouver, British Columbia, Canada
March 11, 2021

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